Exhibit 99.1

PRELIMINARY COPY SUBJECT TO COMPLETION

NOBLE ENERGY, INC. ATTN: CORPORATE SECRETARY 1001 NOBLE ENERGY WAY HOUSTON, TX 77070

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE

VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [ ], 2020 for shares held directly and until 11:59 p.m. Eastern Time on [ ], 2020 for shares held in a plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NBL2020SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 p.m. Eastern Time on [    ], 2020 for shares held directly and until 11:59 p.m. Eastern Time on [    ], 2020 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D21951-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NOBLE ENERGY, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.	For	Against	Abstain

1.  To adopt the Agreement and Plan of Merger, dated as of July 20, 2020 (as may be amended from time to time, the “merger agreement”), by and among Chevron Corporation, Chelsea Merger Sub Inc. and Noble Energy, Inc. (“Noble Energy”).

	☐	☐	☐

2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Noble Energy’s named executive officers that is based on or otherwise related to the merger.	☐	☐	☐

3. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY COPY SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement/Prospectus are available at: www.proxyvote.com.

i FOLD AND DETACH HERE i
D21952-TBD

NOBLE ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL

MEETING OF STOCKHOLDERS

The undersigned hereby appoint(s) David L. Stover and Kenneth M. Fisher, and either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this proxy, all of the shares of common stock of Noble Energy, Inc. that the undersigned is/are entitled to vote at the Special Meeting of Stockholders to be held at [  ], Central Time, on [  ], virtually at www.virtualshareholdermeeting.com/NBL2020SM, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS AS RECOMMENDED BY THE BOARD OF DIRECTORS. BY EXECUTING THIS PROXY, THE UNDERSIGNED STOCKHOLDER(S) AUTHORIZE(S) THE PROXIES TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)